Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Investors Cash Trust Treasury Portfolio Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Investors Cash Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 33-34645) of our report dated May 26, 2009, on the financial statements and financial highlights of the Treasury Portfolio included in the Treasury Portfolio Annual Reports, each dated March 31, 2009.


                                                     /s/ ERNST & YOUNG LLP



Boston, Massachusetts
July 27, 2009